EXHIBIT 23.1


                                   CONSENT


We have issued our reports dated March 15, 2002, except for the last paragraph of Note H, as to which the date is April 4, 2002, accompanying the consolidated financial statements and schedule included in the Annual Report of Flanders Corporation and Subsidiaries on Form 10-K for the years ended December 31, 2001, 2000 and 1999. We hereby consent to the incorporation of said reports in the Registration Statement of Flanders Corporation and Subsidiaries on Form S-8 (File No. 333-31667, effective July 21, 1997).



							                    /s/ GRANT THORNTON LLP



Salt Lake City, Utah
April 15, 2002